Exhibit 4.2

AMENDMENT AGREEMENT ENTERED INTO BY, ON ONE HAND, MR. CHARLIE EDWARD WARREN, ACTING AS THE HEIR OF THE SUCCESSION OF ASSETS OF MRS. YOLANDA ALVAREZ GUDINI AND MR. ERNESTO ALVAREZ GUDINI, REPRESENTED HEREIN BY MR. CHARLIE EDWARD WARREN (HEREINAFTER THE “ASSIGNORS”); AND ON THE OTHER HAND, CANDYMIN, S.A. DE C.V. (HEREINAFTER “CANDYMIN”), REPRESENTED HEREIN BY MR. ALBERTO MAURICIO VAZQUEZ SANCHEZ AND MINERA G AVI LAN, S.A. DE C.V. (HEREINAFTER “MINERA GAVILAN”), REPRESENTED HEREIN BY MR. FRANCISCO HEIRAS MANCERA (CANDYMIN AND MINERA GAVILAN ARE COLLECTIVELY REFERRED TO AS THE “ASSIGNEES”) IN ACCORDANCE WITH THE FOLLOWING STATEMENTS AND CLAUSES:

STATEMENTS:

A. The parties state by means of their respective representatives that:

I. On February 26, 1997, the ASSIGNORS executed with MINERA GAVILAN an Exploration, Exploitation and Promise of Assignment of Rights Agreement (hereinafter the “EXPLORATION, EXPLOITATION AND PROMISE AGREEMENT”), with respect to the rights derived from the mining concessions covering the lots “CABALLO BLANCO”, title 197980, currently under title 216694; “RED. CABALLO BLANCO II”, title 197982, currently under title 224414; “CABALLO BLANCO III”, title 203192, currently under title 218457; “CABALLO BLANCO IV”, title 203193, currently under title 218176; “CABALLO BLANCO V”, title 203380, currently under title 218955; “CABALLO BLANCO VI”, title 205585, currently under title 224415 (hereinafter the LOTS).The titles of mining exploration concessions that established the basis of that agreement are detailed hereunder.

Lot	Date of Request	Title No.	Concession Type	File No. and Mining Agency	Validity	MUNICIPALITY	Surface Protected
CABALLO BLANCO	14-01-1993	197980	EXPLORATION	94/7554	30-09-93 TO 29-09-1999	ACTOPAN	600-00-00 acres
CABALLO BLANCO II	26-01-1993	197982	EXPLORATION	94/7561	30-09-93 TO 29-09-1999	ACTOPAN	749.8125 acres
CABALLO BLANCO III	04-11-1994	203192	EXPLORATION	94/7689	31-05-96 TO 30-05-2002	ACTOPAN	1,145 acres
CABALLO BLANCO IV	19-12-1994	203193	EXPLORATION	94/7710	31-05-96 TO 30-05-2002	ACTOPAN AND ALTO LUCERO	10,029.8669 acres
CABALLO BLANCO V	06-02-1996	203380	EXPLORATION	94/7802	19-07-96 TO 18-07-2002	ACTOPAN	450 acres
CABALLO BLANCO VI	25-07-1996	205585	EXPLORATION	94/7860	19-07-97 TO 18-07-2003	ACTOPAN AND ALTO LUCERO	2459.1210 acres

*Certain concessions listed above have been reduced and all Lots have been taken to exploitation status since February 26, 1997. For clarification, the title numbers in the table above reflect the title numbers issued as exploration concessions and the title numbers listed in paragraph A. IV reflect the title numbers issued as exploitation concessions.

With the understanding that the last one mentioned was in process and the concession of the title was obtained after the signing of this agreement.

I. On January 27, 2000, the ASSIGNORS and MINERA GAVILAN, executed an Amendment Agreement on the EXPLORATION, EXPLOITATION AND PROMISE AGREEMENT.

II. On June 11, 2001, the ASSIGNORS and MINERA GAVILAN, executed a new Amendment Agreement on the EXPLORATION, EXPLOITATION AND PROMISE AGREEMENT.

III. On February 26, 2007, the ASSIGNORS and MINERA GAVILAN, executed an Assignment of Rights Agreement (hereinafter the “AGREEMENT"), with respect to the rights derived from the LOTS (CABALLO BLANCO”, title 216694; “REDUCCION CABALLO BLANCO II”, title 224414; “CABALLO BLANCO III”, title 218457; “CABALLO BLANCO IV”, title 218176; “CABALLO BLANCO V”, title 218955; “REDUCCION CABALLO BLANCO VI”, title 224415), document registered under number 102, page 63 front to 63 back, volume 21 of the Acts, Contracts and Agreements in the Mining Public Registry.

IV. On November 27, 2007, MINERA GAVILAN, and Minera Cardel, S.A. de C.V., executed Mining Exploration and a Promise of Assignment of Rights Agreements, with respect to various mining concessions among which the LOTS are involved.

V. On July 29, 2010, Minera Cardel, S.A. de C.V., ceded in favor of CANDYMIN, the totality of the rights and obligations assumed by virtue of the Mining Exploration and Promise of Assignment of Rights Agreements mentioned above on statement A.V.

V.ll On September 30, 2013, MINERA GAVILAN, and CANDYMIN, executed an Assignment of Rights Agreement with respect to several mining concessions among which are: “CABALLO BLANCO”, title 197980 currently under title 216694; “REDUCCION CABALLO BLANCO II”, title 197982 currently under title 224414; “CABALLO BLANCO IV”, title 203193 currently under title 218176; and “REDUCCION CABALLO BLANCO VI”, title 205585 currently under title 224415.

Such contract is pending to register at the Mining Public Registry.

VIII. As part of the consideration for the assignment of the rights derived from the mining concessions of the LOTS, a royalty in favor of the ASSIGNORS was established within SECOND CLAUSE from the AGREEMENT; the royalty payment for the NET SMELTER RETURN referred to in this clause, includes the Net Smelter Return from the LOTS, and those mining LOTS controlled by MINERA GAVILAN y CANDYMIN, located within an area of influence of 10 (Ten) kilometres around the perimeter of the LOTS.

IX. The parties mutually consider themselves being up to date on the fulfillment of the acquired obligations by virtue of the documents described in the foregoing statements;

therefore, the parties have no claims whatsoever between them; consequently, each party is relieved of all liability arising from the fulfillment of the above-mentioned documents to this date.

VIII. Based on several negotiations between the parties, they wish to enter into this Agreement in order to amend the terms and conditions of the agreed Royalty in favour of the ASSIGNORS

IX. Representatives of the ASSIGNORS and the ASSIGNEES state they have broad authority to enter into this Agreement; the above, as the powers of attorney granted to them by their constituents have not been revoked, limited or modified in any way.

Given the above statements, the parties agree upon the following:

CLAUSES:

FIRST. As a consideration for the execution of this Agreement, the ASSIGNEES shall pay the ASSIGNORS the amount of USD $750,000.00 (seven hundred and fifty thousand dollars 00/100) plus VAT.

The ASSIGNORS agree that the above mentioned payment as per the proportion of the assignment dated February 29, 2007, described on statement A. IV of that agreement is to be paid as follows:

CANDYMIN shall pay the amount of USD $400,000.00 (Four hundred thousand dollars 00/100) plus VAT.

MINERA GAVILAN shall pay the amount of USD $350,000.00 (Three hundred and fifty thousand dollars 00/100) plus VAT.

Such payments were made by the ASSIGNEES to the ASSIGNORS, by wire transfer furthermore, the ASSIGNORS shall issue the proper invoice.

The ASSIGNORS agree that the payment referred to in this Clause corresponds to that mentioned in the seventh paragraph of the SECOND Clause of the AGREEMENT; therefore, once the wire transfer has been completed, herein, in this act they grant the broadest settlement to such amount.

SECOND. Derived from the payment referred to in the FIRST Clause of this Agreements well as considering the Area of Interest mentioned in the SECOND Clause, fifth paragraph of the CONTRACT, the parties agree to amend the percentages referred to in the fourth paragraph of the SECOND Clause of the AGREEMENT to be established as follows:

“SECOND.

The royalties to be paid by MINERA GAVILAN respect the mining concessions: “CABALLO BLANCO III" title 218457; “CABALLO BLANCO V" title 218955; “CABALLO BLANCO VIII" title 223360, “REYNA NEGRA FRACCION 2" title 221152; “REDUCCION REYNA NEGRA

FRACCION 4" title 224416; and “REY NEGRO" title 234279 and CANDYMIN, respect the mining concessions: ‘‘CABALLO BLANCO”, title 216694; “RED. CABALLO BLANCO II", title 224414; “CABALLO BLANCO IV", title 218176; "RED.CABALLO BLANCO VI" title 224415; “REYNA NEGRA FRACCION 3” title 221374; “CABALLO BLANCO VII", title 223282; “CABALLO BLANCO VIII (FRACCION)", title 223360; “CABALLO BLANCO IXF.1", title 240776; “CABALLO BLANCO IX F.2", title 234277; “CABALLO BLANCO IX F.3", title 234278 , “CB2" title 234324, in favor of the ASSIGNORS will be adjusted to the following production parameters:

i. A royalty of 1.25% if obtaining benefit of up to 1,000 tons per day.
ii. A royalty of 1.0% if obtaining benefit from 1,001 to 1,500 tons per day.
iii.           A royalty of 0.75% if obtaining benefit from 1,501 to 10,000 tons per day.
iv. A royalty of 0.5% if obtaining benefit of 10,001 tons or more per day.

THIRD. The parties agree, with the same goal of reducing the percentage of the royalties to be paid to the ASSIGNORS, MINERA GAVILAN agrees to obtain and grant in favor of the ASSIGNORS 20,000 (Twenty thousand) common shares from Almaden Minerals, Ltd.’s capital, plus the corresponding taxes that may apply. Of this amount, 10,000 (ten thousand) shares are currently held in trust and the Trustees Counsil will be instructed that these shares are to be handed over (or deposited in the account that has been indicated by the ASSIGNORS five (Five) days in advance) as soon as possible after the signature of this agreement Within five (Five) business days after the signature of this agreement, an application will be presented to the TSX and NYSE MKT for approval of the issuance of the balance of 10,000 (ten thousand) shares and these shares shall be issued within five (Five) business days following the receipt of approval from the two exchanges.

As a consideration for the delivery of the 20,000 (twenty thousand) shares referred to in the previous paragraph, and once fulfilled this obligation, only then may MINERA GAVILAN will optionally be able to issue the payment in favour of the ASSIGNORS in the amount of USD $3,000,000.00 (Three million dollars 00/100) plus VAT. If this option is chosen, from the date of reception of such payment by the ASSIGNORS, the royalties payable by MINERA GAVILAN, to the ASSIGNORS regarding the mining concessions “CABALLO BLANCO III” title 218457; “CABALLO BLANCO V” title 218955; “CABALLO BLANCO VIII” title 223360, “REYNA NEGRA FRACCION 2” title 221152; “REDUCCION REYNA NEGRA FRACCION 4” title 224416; “REY NEGRO” title 234279 shall be made on the basis of the following production parameters:

/’.          A royalty of 0.625% if obtaining benefit of up to 1,000 tons per day.
ii.           A royalty of 0.50% if obtaining benefit from 1,001 to 1,500 tons per day.
iii.           A royalty of 0.375% if obtaining benefit from 1,501 to 10,000 tons per day.
iv. A royalty of 0.25% if obtaining benefit of 10,001 tons or more per day.

With the understanding that these percentages of royalties are only applicable if MINERA GAVILAN exercises the option of making the payment referred to above. If this option is not chosen, the percentages applicable shall be those established in the SECOND clause of the AGREEMENT.

FOURTH. The parties also agree that all terms and conditions agreed upon in the AGREEMENT that have not been amended by virtue of this Agreement or that do not oppose to what is stated herein, shall remain in full force and effect; therefore, the ASSIGNORS and the ASSIGNEES are bound to respect and comply with all the obligations assumed under the AGREEMENT and this Covenant.

Including, for greater certainty, the benefit of the area of influence of 10 (Ten) kilometres around the perimeter of the LOTS described in the foregoing A.I. STATEMENT of this Agreement controlled by the MINERA GAVILAN and CANDYMIN, respectively, in order to be posted as Net Smelting Return to set the royalty stipulated herein.

FIFTH. It is expressly understood by the parties that this Agreement will enter into force the same date the payments allocated herein are made; otherwise it shall remain in the terms of the AGREEMENT; obligating themselves on all and each of its parts; therefore, from this moment, CANDYMIN adopts the liabilities from it as if signed; consequently, for all the legal effects of this act, it ratifies it in all and each of its parts, stating to have knowledge of the terms and conditions thereof.

SIXTH. All communications between the Parties under this Agreement shall be in writing, delivered at the address of the corresponding Party, in person or via telegram, registered mail with proof of receipt or by specialized courier service and, to this effect, the Parties indicate the following addresses:

ASSIGNORS: Sor Juana Ines de la Cruz No. 33, SIPEH Animas, Xalapa, Veracruz, telephone number (228) 812-75-29 as first option, and as second option Valle de los Alamos No. 290, Valle Dorado, Bahia de Banderas, Nayarit. Telephone number (322) 297 54 77

CANDYMIN: Paseo de las Palmas No. 755, Int. 902, Colonia Lomas de Chapultepec, Mexico, Distrito Federal, C.P. 11000, Mexico D.F. Telephone number (55) 5540-3020.

MINERA GAVILAN: Calle Maclovio Herrera No. 64, Int. M, Colonia Centro, Hidalgo del Parral, Chihuahua. Telephone number (627) 522-22-93.

It shall be the obligation of each party to notify the other about any change of address in writing and in a reliable way.

SEVENTH. The parties, regardless of the nature of this instrument, expressly state that in the conventions herein related to, there is no damage; and even if any, they expressly waive the right to request the related nullity referred to in the respective Articles of the Federal Civil Code applicable for the entire Republic in Federal Matters and correlative Articles of the Civil Codes of all Entities of the Mexican United States.

Furthermore, the parties agree to elevate to Clause status the statements herein established.

EIGHTH. This Agreement is executed under the terms of Article 78 (Seventy eight) of the Code of Commerce, it is of commercial nature; therefore, for what is not expressly agreed herein and for the interpretation and enforcement thereof, the Mining Law, its Regulation and the Commercial Law will apply; additionally, the Federal Civil Code applicable throughout the entire

Republic on Federal Matters, for matters not foreseen in the first two legislatures. For the resolution of any dispute arising regarding this document, the parties agree to submit themselves to the jurisdiction of the courts in the city of Xalapa, Veracruz, waiving any jurisdiction that might correspond to them due to their present or future domiciles or to any other cause.

This document is made in five copies, one for each one of the Parties, another one for notarial purposes and the remaining for the Mining Public Registry, with the understanding that the registration charge and cost shall be paid by the ASSIGNEES and once read, they ratify it in all of its terms and duly sign it for the record the ASSIGNORS
, 2013, in the city of                                                                                                        , state of
CANDYMIN, on                                                             , 2013 in the city of
Mexico, D.F., and MINERA GAVILAN., on November 26, 2013, in Chihuahua, Chih.

THE ASSIGNORS                                                          MINERA GAVILAN, S.A. DE C.V.

Charlie Edward Warren by his own right and as representative of Ernesto Alvarez Gudini

CANDYMIN, S.A. DE C.V.

Alberto Mauricio Vazquez Sanchez

Republic on Federal Matters, for matters not foreseen in the first two legislatures. For the resolution of any dispute arising regarding this document, the parties agree to submit themselves to the jurisdiction of the courts in the city of Xalapa, Veracruz, waiving any jurisdiction that might correspond to them due to their present or future domiciles or to any other cause.

This document is made in five copies, one for each one of the Parties, another one for notarial purposes and the remaining for the Mining Public Registry, with the understanding that the registration charge and cost shall be paid by the ASSIGNEES and once read, they ratify it in all of its terms and duly sign it for the record the ASSIGNORS ____________________ ____, 2013, in the city of ____________________, state of ____________________, CANDYMIN, on November 26, 2013 in the city of México, D.F., and MINERA GAVILÁN., on ____________________ ____, 2013, in Chihuahua, Chih.

THE ASSIGNORS

____

Charlie Edward Warren by his own right and as representative of Ernesto Alvarez Gudini

MINERA GAVILAN, S.A. DE C.V.

____

Francisco Heiras Mancera

CANDYMIN, S.A. DE C.V.

____

Alberto Mauricio Vázquez Sánchez

Republic on Federal Matters, for matters not foreseen in the first two legislatures. For the resolution of any dispute arising regarding this document, the parties agree to submit themselves to the jurisdiction of the courts in the city of Xalapa, Veracruz, waiving any jurisdiction that might correspond to them due to their present or future domiciles or to any other cause.

This document is made in five copies, one for each one of the Parties, another one for notarial purposes and the remaining for the Mining Public Registry, with the understanding that the registration charge and cost shall be paid by the ASSIGNEES and once read, they ratify it in all of its terms and duly sign it for the record the ASSIGNORS A!
2013, in the city of                                                                               tfALA- P-4                                           , state of
frC'dU 7^ .CANDYMIN. on                                                                                                             , 2013 in the city of
Mexico, D.F., and MINERA GAVILAN., on                                                                                                                                                            , 2013,
in Chihuahua, Chih.

MINERA GAVILAN, S.A. DE C.V. THE ASSIGNORS

Charlie Edward Warren by his own right and as representative of Ernesto Alvarez Gudini Francisco Heiras Mancera

CANDYMIN, S.A. DE C.V.

Alberto Mauricio Vazquez Sanchez